SHAREHOLDERS' MEETING

SPECIAL SHAREHOLDERS' MEETING

On December 17, 1998, a special shareholders' meeting was held. Kemper Blue Chip Fund shareholders were asked to vote on two separate issues: approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc., and to modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. The following are the results.

1) Approval of the new Investment Management Agreement between the fund and Scudder Kemper Investments, Inc. This item was approved.

         For      Against   Abstain
      18,733,217  333,454   858,098

2) To modify or eliminate certain policies and to eliminate the shareholder approval requirements as to certain other matters. These items were approved.

Investment Objectives

                                           Broker
         For       Against     Abstain    Non-Votes
      13,450,442  714,501     1,290,405   4,469,412

Investment policies

                                         Broker
         For      Against    Abstain    Non-Votes
      13,452,777  710,279   1,292,291   4,469,412

Diversification

                                         Broker
         For      Against    Abstain    Non-Votes
      13,457,467  705,590   1,292,291   4,469,412

Borrowing

                                         Broker
         For      Against    Abstain    Non-Votes
      13,443,962  719,094   1,292,291   4,469,412

Senior securities

                                         Broker
         For      Against    Abstain    Non-Votes
      13,460,308  702,749   1,292,291   4,469,412

Concentration

                                         Broker
         For      Against    Abstain    Non-Votes
      13,456,179  706,878   1,292,291   4,469,412

Underwriting of securities

                                         Broker
         For      Against    Abstain    Non-Votes
      13,453,615  709,441   1,292,291   4,469,412

Investment in real estate

                                         Broker
         For      Against    Abstain    Non-Votes
      13,452,871  710,185   1,292,291   4,469,412

Purchase of commodities

                                         Broker
         For      Against    Abstain    Non-Votes
      13,437,610  725,446   1,292,291   4,469,412

Lending

                                         Broker
         For      Against    Abstain    Non-Votes
      13,436,827  726,229   1,292,291   4,469,412

Margin purchases and short sales

                                         Broker
         For      Against    Abstain    Non-Votes
      13,411,239  751,817   1,292,291   4,469,412

Pledging of assets

                                         Broker
         For      Against    Abstain    Non-Votes
      13,413,525  749,532   1,292,291   4,469,412

Purchases of securities

                                         Broker
         For      Against    Abstain    Non-Votes
      13,457,234  705,823   1,292,291   4,469,412

Purchases of options and warrants

                                         Broker
         For      Against    Abstain    Non-Votes
      13,429,660  733,397   1,292,291   4,469,412



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